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                         [WARADY & DAVIS LETTERHEAD]

                                                                  EXHIBIT 23.4

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) on the (i) Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Aurora Commons Partnership (An Illinois Limited Partnership) D/B/A Aurora Commons Shopping Center as of December 31, 1996; and (ii) Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Clark & Diversey Property Limited Partnership (An Illinois Limited Partnership) D/B/A Lincoln Park Place as of December 31, 1996 included in or made part of this Registration Statement on Form S-11.

                                             By /s/ Warady Davis LLP
                                                ---------------------
                                                    Warady Davis LLP
Deerfield, Illinois
January 31, 1997